Exhibit 10.13

FIRST AMENDMENT TO THE

SILGAN PLASTICS

PENSION PLAN FOR SALARIED EMPLOYEES

(2009 Restatement)

Silgan Plastics, LLC (“Sponsor”) adopted the Silgan Plastics Pension Plan for Salaried Employees (formerly named the “InnoPak Plastics Corporation Pension Plan for Salaried Employees” and the “Silgan Plastics Corporation Pension Plan for Salaried Employees”) (the “Plan”) initially effective as of January 1, 1988.

The Plan was amended from time to time, most recently in the form of a complete amendment and restatement, generally effective January 1, 2009 (the “2009 Restatement”).

The Sponsor now desires to amend the Plan further to comply with the Pension Protection Act of 2006, the Worker, Retiree and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Tax Act of 2008 and to make such other changes as the Sponsor deems necessary or desirable.

NOW, THEREFORE, the Plan is hereby amended in the following respects, generally effective January 1, 2009, unless otherwise noted herein:

1. Section 2.10 of the Plan is hereby amended to read in its entirety as follows:

2.10 Covered Employment. All service performed for an Employer for which an Employee is compensated through the Sponsor’s payroll on a salaried basis (or on an hourly basis for production Employees at the Woodstock foods facility) while classified by the Employer as an employee (without regard to any retroactive reclassification) assigned to any of the following locations or job categories:

(a)	Any historical Monsanto Company location effective on and after September 1, 1987;

(b)	Service with Fortune Plastics, Inc. in the job categories of Vice President and General Manager and Vice President of Sales and Marketing, and service with Express Plastic Containers, Ltd. in the job category of Vice President and General Manager on and after April 1, 1989;

(c)	Any historical Fortune Plastics, Inc. location effective on and after January 1, 1990;

(d)	Any historical Silgan P.E.T. Corporation location effective on and after July 24, 1989;

(e)	Service at the Flora, Illinois location on and after April 1, 1997;

(f)	Service at the Fairfield, Ohio location on and after January 1, 1999;

(g)	Any historical Clearplass Containers, Inc. location effective on and after January 1, 2000;

(h)	Any historical RXI Holdings, Inc. (including its subsidiaries) location on and after January 1, 2001;

(i)	The Port Clinton, Ohio location on and after January 1, 2001;

(j)	The Woodstock, Illinois location on and after July 1, 2004;

(k)	The Allentown, Pennsylvania location on and after October 1, 2004; and

(l)	Any other category of service for which an Employee is compensated on a salaried basis that is designated by the Sponsor in writing as Covered Employment on and after the date specified in such written designation.

Except as otherwise provided in an applicable Supplement, service as an hourly-paid Employee, service while the Employee is a member of a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining and service as a Leased Employee is not Covered Employment.

2. Section 3.3 of the Plan is hereby amended to read in its entirety as follows:

3.3 Participant Freeze. Except as otherwise provided in this Section 3.3 or an applicable schedule, notwithstanding anything to the contrary, an Employee who enters Covered Employment after 2006 shall not be eligible to participate in the Plan. In addition, a former Participant shall not be eligible to participate on and after re-employment in Covered Employment after 2006.

The preceding paragraph shall not apply to a Transferred Grandfathered Employee. For these purposes, a “Transferred Grandfathered Employee” means an Employee who was actively participating and accruing benefits in the Silgan White Cap Americas LLC Salaried Pension Plan or the Silgan Containers Corporation Salaried Pension Plan on the date immediately preceding the date he entered Covered Employment. An Employee shall cease to be a Transferred Grandfathered Employee upon his Termination of Employment.

3. Section 4.9 of the Plan is hereby amended to read in its entirety as follows:

4.9 Military Leave Benefits. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Effective for years beginning after December 31, 2008, the Plan shall not be treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code by reason of any contribution or benefit which is based on a differential wage payment (as described in Section 3401(h)(2) of the Code). The preceding sentence shall apply only if all Employees who are performing service in the uniformed services (as described in Section 3401(h)(2)(A) of the Code) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Sponsor or an Affiliate, to make contributions based on the payments on reasonably equivalent terms (taking into account Sections 410(b)(3), (4), and (5) of the Code).

If a Participant dies while performing qualified military service on or after January 1, 2007, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then experienced a Termination of Employment on account of death.

For years beginning after December 31, 2008: (a) an individual performing service in the uniformed services (as described in Section 3401(h)(2)(A) of the Code) for a period of more than 30 days receiving a differential wage payment from an Employer shall be treated as an Employee of such Employer; and (b) the differential wage payment (as described in Section 3401(h)(2) of the Code) shall be treated as earnings.

4. The third paragraph of Section 8.1 of the Plan is hereby amended by adding the following to the end of such paragraph:

With respect to distributions made during the Plan Year beginning in 2004 or the Plan Year beginning in 2005, the applicable interest rate shall be 5.5%. With respect to distributions made for Plan Years beginning after December 31, 2005, the applicable interest shall be the greater of (i) 5.5%; (ii) the rate that provides for a benefit of not more than 105% of the benefit that would be provided if the applicable rate (as defined in Code Section 417(e)(3)) were the interest rate assumption, or (iii) the rate specified in the Plan. With respect to Plan Years beginning on or after January 1, 2008, the mortality table used shall be the applicable mortality table (within the meaning of Code Section 417(e)(3)(B)).

5. The second paragraph of Section 9.4 of the Plan is hereby amended to read in its entirety as follows:

No more than ninety (90) days before the Annuity Starting Date, the Plan Administrator shall provide to a Participant a written notification that includes a general explanation of the Qualified Joint and Survivor Annuity and, effective for Plan Years beginning after December 31, 2007, the qualified optional survivor annuity; the circumstances in which the Qualified Joint and Survivor Annuity will be provided unless the Participant elects otherwise; the availability of such an election; a general explanation of the relative financial effect on the pension benefit of the Participant of such an election; an explanation of the relative values of the optional forms of payment; a general explanation of the terms and conditions of the optional forms of payment, the rights of the Participant’s Spouse, if any; the right to revoke a previous election and the effect of such a revocation; and an explanation of the availability of additional specific information of the financial effect of making such an election. If the Annuity Starting Date is before the Participant’s Normal Retirement Age, such notice shall explain the right of the Participant to defer receipt of the distribution until Normal Retirement Age, and, effective for Plan Years beginning after December 31, 2006, the consequences of the failure to defer receipt of the distribution until Normal Retirement Age. For these purposes, a “qualified optional survivor annuity” means an annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is equal to 75% of the amount of the annuity which is payable to the Participant during the joint lives of the Participant and his Spouse.

6. Section 9.12 of the Plan is amended to read in its entirety as follows:

9.12 Direct Rollover of Eligible Rollover Distributions. A distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee (a “direct rollover”). A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any hardship distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or effective January 1, 2007, such amount may be transferred in a direct trustee-to-trustee transfer to a qualified trust described in Section 401(a) of the Code or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth IRA described in Section 408A(b) of the Code (effective for distributions after December 31, 2007), an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

In addition, effective for distributions after December 31, 2009, a non-spouse Beneficiary may elect to receive his or her distribution from the Plan in the form of a direct trustee-to-trustee transfer to an eligible retirement plan in accordance with Section 402(c)(11) of the Code.

7. A new Article XVIII is hereby added to the Plan, which reads in its entirety as follows:

ARTICLE XVIII – RESTRICTIONS ON BENEFITS

18.1 General. This Article prescribes limitations on unpredictable contingent event benefits, Plan amendments that increase liabilities, accelerated benefit payments, and benefit accruals when the Plan funding status falls below certain levels. Such sections contain the terms and conditions pertaining to such limitations that are required to be set forth in the Plan document. Section 436 of the Code and the regulations thereunder contain other rules relating to the operation and implementation of such terms and conditions.

Treas. Reg. §1.436-1 is hereby incorporated by reference to the extent not explicitly provided in this Article. The rules of Section 436 of the Code that are explicitly provided in this Article shall be construed in a manner that complies with such regulations. The meaning and use of terms in such regulation, including “Funding Target,” “Funding Target Attainment Percentage,” “Adjusted Funding Target Attainment Percentage” (“AFTAP”), and the “Section 436 measurement date,” are hereby incorporated by reference. Citations to regulations refer to the final regulations promulgated by the Internal Revenue Service under Section 436 of the Code on October 15, 2009.

This Article shall apply to Plan Years beginning on and after January 1, 2008.

18.2 Shutdown and Unpredictable Contingent Event Benefits. An unpredictable contingent event benefit shall not be paid to a Participant during a Plan Year if the AFTAP for such Plan Year is less than 60%, or is 60% or more but would be less than 60% if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%; provided the unpredictable contingent event occurs within such Plan Year. Benefits attributable to an unpredictable contingent event that occurs during a period during which such restriction does not apply shall not be subject to such limitation.

The prohibition on paying an unpredictable contingent event benefit shall cease to apply to benefits attributable to an unpredictable contingent event occurring during the Plan Year upon payment by the Employer of the contribution described in Treas. Reg. §1.436-1(f)(2)(iii) with respect to that event.

For purposes of this section, an unpredictable contingent event benefit means any benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an unpredictable contingent event. An unpredictable contingent event means a plant shutdown or similar event, or an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or the occurrence of death or disability.

18.3 Plan Amendments Increasing Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become non-forfeitable shall take effect in a Plan Year if the AFTAP for the Plan Year is less than 80%, or is 80% or more but would be less than 80% if the benefits attributable to the Plan amendment were taken into account in determining the AFTAP.

Such limitation on Plan amendments shall cease to apply with respect to an amendment, effective on the later of the first day of the Plan Year or the effective date of the amendment, upon payment by the Employer of the contribution described in Treas. Reg. §1.436-1(f)(2)(iv).

The limitation on Plan amendments under this section shall not apply to any amendment that provides for an increase in benefits under a formula that is not based on a Participant’s compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment. The determination of the rate of increase in average wages is made by taking into consideration the net increase in average wages from the period of time beginning with the effective date of the most recent benefit increase applicable to all of those Participants who are covered by the current amendment and ending on the effective date of the current amendment. To the extent an amendment provides for (or any pre-existing plan provision results in) a mandatory increase in vesting under the Code or ERISA, or increases vesting required by the top heavy rules, such amendment (or pre-existing plan provision) shall not be treated as changing the rate at which benefits become non-forfeitable under this section to the extent the increase in vesting is necessary to enable the Plan to continue to satisfy the requirements for qualified plans.

18.4 Accelerated Payments – Lump Sum Distributions.

(a) Less Than 60%

If the AFTAP for the Plan Year is less than 60%, the Plan shall not pay any Prohibited Payment, and no Participant or Beneficiary shall be permitted to elect an optional form of benefit that includes a Prohibited Payment, with an Annuity Commencement Date on or after the applicable Section 436 measurement date.

If a Participant or Beneficiary requests a distribution in a form of benefit that is prohibited under the immediately preceding paragraph, the Participant or Beneficiary may elect another form of benefit available under the Plan or may defer payment to a later date otherwise permitted by the Plan.

(b) Between 60% and 80%

If the AFTAP for a Plan Year is 60% or more but is less than 80%, a Participant or Beneficiary is not permitted to elect the payment of an optional form of benefit that includes a Prohibited Payment, and the Plan shall not pay any Prohibited Payment, with an Annuity Commencement Date on or after the applicable Section 436 measurement date, and before a subsequent Section 436 measurement date as of which the AFTAP is at least 80%, unless the present value, determined in accordance with Section 417(e)(3) of the Code, of the portion of the benefit that is being paid in a Prohibited Payment (which portion is determined under Treas. Reg. §1.436-1(d)(3)(iii)(B)) does not exceed the lesser of:

(i) 50% of the present value (determined in accordance with Section 417(e)(3) of the Code) of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or

(ii) 100% of the PBGC Maximum Benefit Guarantee Amount.

If an optional form of benefit that is otherwise available under the terms of the Plan is not available as of the Annuity Commencement Date because of the application of the immediately preceding paragraph, a Participant or Beneficiary who elects such an optional form may elect to commence benefits with respect to the Participant’s or Beneficiary’s entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Commencement Date that complies with the immediately preceding paragraph, to defer payment to a later date otherwise permitted by the Plan, or to bifurcate the benefit into the Unrestricted and Restricted portions, as follows:

(a) The Unrestricted portion may be paid at that Annuity Commencement Date in the form of any optional form of benefit otherwise available under the Plan (whether or not the optional form of benefit with respect to the Unrestricted portion is a Prohibited Payment), determined by treating the Unrestricted portion as if it were the Participant’s entire benefit under the Plan;

(b) If the Participant or Beneficiary elects payment of the Unrestricted portion of the benefit described in this paragraph in the form of a Prohibited Payment, the Participant or Beneficiary may elect payment of the Restricted portion of the benefit described in this paragraph in any optional form of benefit under the Plan that would not have included a Prohibited Payment if that optional form applied to the Participant’s or Beneficiary’s entire benefit;

(c) If the Participant or Beneficiary elects payment of the Unrestricted portion of the benefit described in this paragraph in the form of a Prohibited Payment, the Participant or Beneficiary may elect to defer payment of the Restricted portion of the benefit described in this paragraph to a later date otherwise permitted by the Plan; and

(d) If the Participant or Beneficiary elects payment of the Unrestricted portion of the benefit described in this paragraph in the form of a Prohibited Payment, the Participant or Beneficiary may elect payment of the Restricted portion of the benefit described in this paragraph in the form of the Special Bifurcated Option described below.

In the case of a bifurcated benefit option, the rules of Treas. Reg. §1.417(e)-1 are applied separately to the separate optional forms for the Restricted portion and the Unrestricted portion.

In the case of a Participant with respect to whom a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made pursuant to the immediately preceding two paragraphs, no additional Prohibited Payment may be made with respect to that Participant during any period of consecutive Plan Years for which Prohibited Payments are limited under this Section.

Special Bifurcated Option. If the Participant or Beneficiary elects payment of the Unrestricted portion of the benefit described in this paragraph in the form of a Prohibited Payment, the Participant or Beneficiary may, subject to the notice and spousal consent provisions governing the election of a form of benefit other than a qualified joint and survivor annuity, elect to receive payment of the Restricted portion of the benefit described in this paragraph in the form of a single life annuity. After a subsequent Section 436 measurement date as of which the AFTAP is at least 80%, a Participant who previously elected such a single life annuity payment option may elect, subject to the notice and spousal consent provisions governing the election of a form of benefit other than a qualified joint and survivor annuity, to receive the remaining value of the Restricted portion of the benefit in the form of any payment option then available under the Plan. For purposes of the notice and spousal consent provisions governing such election, and the actuarial assumptions applicable to computing the amount of such lump sum, the Annuity Starting Date for the qualified joint and survivor annuity that is payable under the Plan at the same time as such lump sum shall be treated as a new Annuity Starting Date.

The Plan shall not make any Prohibited Payment, and no Participant or Beneficiary shall be permitted to elect an optional form of benefit that includes a Prohibited Payment, with an Annuity Commencement Date that occurs during any period in which the Sponsor is a debtor in a case under title 11, United States Code, or similar federal or state law, except for payments within a Plan Year with an Annuity Commencement Date that occurs on or after the date on which the enrolled actuary of the Plan certifies that the AFTAP for that Plan Year is not less than 100%. If a Participant or Beneficiary requests a distribution in a form of benefit that is prohibited under the immediately preceding sentence, the Participant or Beneficiary may elect another form of benefit available under the Plan or may defer payment to a later date otherwise permitted by the Plan.

If the enrolled actuary issues a certification of the AFTAP before the first day of the tenth month a Plan Year for which a presumed AFTAP applies pursuant to the rules of Treas. Reg. §§1.436-1(g)(2) or (g)(3), the limitations on Prohibited Payments apply for distributions with Annuity Commencement Dates on and after the issuance of such a certification using the certified AFTAP for the Plan Year.

The Unrestricted portion of the benefit with respect to any optional form of benefit is generally 50% of the amount payable under the optional form of benefit; provided that with respect to an optional form of benefit that is a Prohibited Payment on account of a social security leveling feature (as defined in Treas. Reg. §1.411(d)-3(g)(16)) or a refund of employee contributions feature (as defined in Treas. Reg. §1.411(d)-3(g)(11)) the Unrestricted portion of the benefit is the optional form of benefit that would apply if the Participant’s or Beneficiary’s accrued benefit were 50% smaller. Notwithstanding the foregoing, the Unrestricted portion of the benefit with respect to the optional form of benefit shall be reduced, to the extent necessary, so that the present value (determined in accordance with Section 417(e) of the Code) of the Unrestricted portion of that optional form of benefit does not exceed the PBGC Maximum Benefit Guarantee Amount.

The Restricted portion of the benefit means the portion of the benefit that is not described in the immediately preceding paragraph.

The PBGC Maximum Benefit Guarantee Amount described in this Section is the present value (determined under guidance prescribed by the PBGC, using the interest and mortality assumptions under Section 417(e) of the Code) of the maximum benefit guarantee with respect to a Participant (based on the Participant’s age or the Beneficiary’s age at the Annuity Commencement Date) under section 4022 of ERISA for the year in which the Annuity Commencement Date occurs.

Prohibited Payment means any payment for a month that is in excess of the monthly amount paid under a Single Life Annuity (plus any social security supplements described in the last sentence of Section 411(a)(9) of the Code) to a Participant or Beneficiary whose Annuity Commencement Date occurs during any period that a limitation under this Section is in effect (or, in the case of a Beneficiary that is not an individual, any payment for a month that is in excess of the monthly amount payable in installments over 240 months that is actuarially equivalent to the benefit payable to the Beneficiary); any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; any transfer of assets and liabilities to another plan maintained by the Sponsor or an Affiliate that is made in order to avoid or terminate the application of the limits of Section 436 of the Code; and any other payment that is identified as a Prohibited Payment by the IRS.

Solely for purposes of applying the limitations on accelerated benefit payments under this section, the term Annuity Commencement Date means, as applicable:

(a) The first day of the first period for which an amount is payable as an annuity as described in Section 417(f)(2)(A)(i) of the Code;

(b) In the case of a benefit not payable in the form of an annuity, the Annuity Starting Date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time as the benefit that is not payable as an annuity;

(c) In the case of an amount payable under a retroactive Annuity Starting Date, the benefit commencement date;

(d) The date of any payment for the purchase of an irrevocable commitment from an insurer to pay benefits under the Plan; and

(e) The date of any transfer of assets and liabilities from the Plan to another plan maintained by the Sponsor or an Affiliate.

If a Participant commences benefits at an Annuity Commencement Date (as defined above) and, after the death of the Participant, payments continue to a Beneficiary, the Annuity Commencement Date for the payments to the Participant constitutes the Annuity Commencement Date for payments to the Beneficiary, except that a new Annuity Commencement Date occurs (determined by applying (a), (b) and (c) above to the payments to the Beneficiary) if the amounts payable to all Beneficiaries of the Participant in the aggregate at any future date can exceed the monthly amount that would have been paid to the Participant had he not died.

The limitations of this section shall not apply to benefits that may be distributed immediately without the consent of the Participant under Section 411(a)(11) of the Code (benefits less than or equal to $5,000); and shall not apply to a Plan for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, provided for no benefit accruals with respect to any Participant.

18.5 Benefit Accruals While Plan is Severely Underfunded. If the AFTAP for the Plan Year is less than 60%, benefit accruals under the Plan shall cease as of the applicable Section 436 measurement date, and the Plan may not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

Such prohibition on accruals shall cease to be effective on the date the enrolled actuary issues a certification that the AFTAP for the Plan Year is at least 60%. Such prohibition on additional benefit accruals also shall cease to apply with respect to any Plan Year, effective the first day of the Plan Year, upon payment by the Employer of the contribution described in Treas. Reg. §1.436-1(f)(2)(v).

18.6 Effect of Presumed AFTAP. For any period during which a presumed AFTAP applies pursuant to Section 436(h) of the Code and Treas. Reg. §1.436-1(h), the limitations of Sections 18.2 through 18.5 shall apply as if the AFTAP were the presumed AFTAP determined under Section 436(h) of the Code and Treas. Reg. §1.436-1(h), updated to take into account certain unpredictable contingent event benefits and plan amendments in accordance with Section 436 of the Code and Treas. Reg. §1.436-1(g).

IN WITNESS WHEREOF, Silgan Plastics, LLC has adopted the foregoing instrument this 16th day of December, 2009.

SILGAN PLASTICS, LLC

By:	/s/ Sherri L. Fransen

Name:	Sherri L. Fransen

Title:	V.P Finance